www.centex.com P.O. Box 199000 Dallas, Texas 75219-9000 2728 North Harwood Dallas, Texas 75201-1516 Phone: (214) 981-5000
N e w s R e l e a s e

FOR IMMEDIATE RELEASE
For additional information, contact at (214) 981-5000:
Matthew G. Moyer, Vice President-Investor Relations
http://www.centex.com
CENTEX REPORTS PRELIMINARY SECOND QUARTER RESULTS
DALLAS — October 12, 2006: Centex Corporation (NYSE: CTX) today announced preliminary results for the quarter ended September 30, 2006.
     Housing operating earnings for the fiscal second quarter are expected to approximate $230 million based on 8,525 home closings. Net sales (orders) for the quarter were 6,828, a decrease of 28% from last year’s second quarter. These results reflect current record levels of home sales contract cancellations, driven in many cases by the inability of buyers to sell their existing homes.
     Consistent with Centex’s aggressive response to rapidly changing market conditions and due to the flexibility afforded by its option agreements, the company expects option deposit and pre-acquisition walk-away costs to be in the $85 to $95 million range this quarter. Additionally, land valuation adjustments are expected to approximate $40 to $45 million, which includes the company’s share of such amounts for a joint venture. The Company continues to place emphasis on free cash flow generation and building balance sheet strength in this environment.
     As a result, the Company is revising its second quarter estimate of diluted earnings per share from continuing operations to a range of $0.65 to $0.75.
     Tim Eller, Centex Corporation Chairman and CEO, said, “The housing market continues to adjust rapidly and Centex is executing its balanced approach to effectively manage these transitions. Cancellation rates that were well outside of historical levels diminished our earnings visibility this quarter. We continue to focus on generating cash and on positioning ourselves for strategic reinvestment as business conditions improve. We will provide additional information about our second quarter results in our quarterly conference call and press release.”
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CENTEX REPORTS PRELIMINARY SECOND QUARTER RESULTS, Page 2 of 2
     Centex Corporation will release earnings for the second quarter, fiscal year 2007 on Tuesday, Oct. 24, after the close of the New York Stock Exchange. The company will hold a conference call with senior management the following morning, Oct. 25, at 10 a.m. Eastern time (9 a.m. Central time). The conference call and accompanying slide presentation will be webcast live via the Centex Web site at http://www.centex.com.
WHAT: Centex Second Quarter Fiscal Year 2007 Earnings Conference Call
DATE: Oct. 25, 2006
TIME: 10 a.m. Eastern (9 a.m. Central)
WHERE: Access live broadcast through http://www.centex.com
HOW: To listen to the live event, a participant must have a multimedia computer with speakers and the Windows Media Player or Real Audio Player plug-in installed. To download the software prior to the event, participants should visit http://www.centex.com, click the webcast link, and follow the pre-event instructions. It is suggested that participants access the webcast event page at least 15 minutes before the live event.
ARCHIVE: Access the archive of the broadcast through http://ir.centex.com (click “events” link). The archive will be available for 12 months following the webcast.
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     Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when Centex is discussing its beliefs, estimates or expectations. Such statements include projections, forecasts, and plans and objectives of management for future operations and operating and financial performance, as well as any related assumptions. These statements are not historical facts or guarantees of future performance but instead represent only Centex’s belief at the time the statements were made regarding future events, which are subject to significant risks, uncertainties and other factors, many of which are outside of Centex’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. These risks and uncertainties are described in greater detail in Centex’s most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2006 (including under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), as well as recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are on file with the SEC and may be obtained free of charge through the Web site maintained by the SEC at http://www.sec.gov. The factors discussed in these reports include, but are not limited to, changes in national or regional economic or business conditions, including employment levels and interest rates, competition, customer cancellations, shortages or price changes in raw materials or labor, and other factors that could affect demand for our homes, mortgage loans or construction services or the profitability of our operations. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. Centex makes no commitment, and disclaims any duty, to update or revise any forward-looking statement to reflect future events or changes in Centex’s expectations.